UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]   Preliminary Information Statement
[    ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[    ]   Definitive Information Statement

CORUMEL MINERALS CORP.

(Name of Registrant as Specified In Its Chapter)

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CORUMEL MINERALS CORP.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: April ___, 2004

Sihleggstrasse 23
CH-8832 Wollerau
Switzerland
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.   Information Required by Items of Schedule 14A.

a.    Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Corumel in connection with the prior approval by the board of directors of Corumel, and receipt by the board of approval by written consent of the holders of a majority of Corumel’s outstanding shares of common stock, of a resolution to,

1.    amend Article 1 of the Articles of Corumel Minerals Corp. by changing the name of Corumel Minerals Corp. to “PWM Holding Corp.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Corumel Minerals Corp., to any such other name that is approved by the board of directors in its sole discretion; and

2.    amend Article 3 of the Articles of Corumel Minerals Corp. by increasing the authorized capital from 100,000,000 shares to 200,000,000 shares of which 190,000,000 shares will be common stock with a par value of $0.001 per share and 10,000,000 shares will be preferred stock with a par value of $0.001 per share.

(collectively, the “Amendments’).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Corumel provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 1, 2004, the board of directors of Corumel approved and recommended the Amendments. Subsequently, the holders of a majority of the voting power signed and delivered to Corumel written consents approving the Amendments, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Amendments, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Corumel has obtained all necessary corporate approvals in connection with the Amendments and your consent is not required and is not being solicited in connection with the approval of the Amendments. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Amendments will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about May 10, 2004.

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This Information Statement is dated April ____ , 2004 and is first being mailed to stockholders on or about April ____, 2004. Only shareholders of record at the close of business on April 1, 2004 are entitled to notice of the Amendments and to receive this Information Statement.

b.    Dissenters’ Right of Appraisal.

Neither the Articles and Bylaws of Corumel nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Amendments.

c.    Voting Securities and Principal Holders Thereof

As of April 1, 2004, there were 9,270,500 outstanding shares of common stock of Corumel, each of which was entitled to one vote for the purpose of approving the Amendments. Stockholders of record at the close of business on April 1, 2004 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

To the best knowledge of Corumel, no director, officer or key employee, individually or as a group, owns any shares of common stock of Corumel. Corumel confirms that there are no convertible securities in existence that are convertible into shares of common stock.

To the best knowledge of Corumel, the following table sets forth all persons beneficially owning more than 5% of the common stock of Corumel as at April 1, 2004. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
common stock	PWM AG Sihleggstrasse 23 CH-8832 Wollerau Switzerland	2,910,580	31.4%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 9,270,500 shares of common stock issued and outstanding as of April 1, 2004.

On April 1, 2004, Bruce Young resigned as a director and as the president of Corumel and Richard Green resigned as a director and as both the secretary and treasurer of Corumel. In their place, Baron Bernhard von Wüllerstorff-Urbair was appointed a director and the CEO and the president of Corumel, Dr. Edwin Meier was appointed a director and the CFO of Corumel, and Peter Christen was appointed a director and the corporate secretary and vice-president of Corumel. As a result of this change in the board of directors and in management, there was a change in control of Corumel.

d.   Reasons for the Amendments

In the judgment of the Board of Directors, the change of Corumel’s corporate name is desirable in view of Corumel’s change in business. Prior to or following the name change, Corumel will discontinue its operations relating to mineral exploration and will concentrate on the business of consulting and investment services with a focus on structuring and financing start-up companies. Accordingly, the board of directors of Corumel believes that the name change will result in Corumel having a name that more accurately reflects its business and the focus of its operations.

The amendment to the Articles of Incorporation of Corumel to increase the authorized capital is being made, in part, to provide Corumel with more flexibility and opportunities to conduct equity financings.

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Item 2.   Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.   Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

The board of directors approved the Amendments on April 1, 2004. At that time and as of the date of this Information Statement, none of the current directors and officers of Corumel beneficially own any shares of common stock of Corumel and, accordingly, have no interest in the Amendments. As for the former directors and officers of Corumel, they also owned no shares at the time of the approval of the Amendments.

Management has not received any notice of opposition to the Amendments.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

                       /s/ Baron Bernhard von Wüllerstorff-Urbair
                              Baron Bernhard von Wüllerstorff-Urbair - President
Dated: April 7, 2004

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